Exhibit 10.1

Execution Version

THIRD AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is executed as of August 14, 2026 to be effective for all purposes as of June 30, 2026, among PRAIRIE OPERATING CO., a Delaware corporation (the “Borrower”), each other Credit Party party hereto, each of the Lenders party hereto and CITIBANK, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

RECITALS

A.          The Borrower, the Administrative Agent and the Lenders are party to that certain Amended and Restated Credit Agreement dated as of March 26, 2025 (as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of June 6, 2025, and that certain Second Amendment to Amended and Restated Credit Agreement, dated as of June 10, 2026, the “Existing Credit Agreement”, and as amended by this Amendment and as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.          The Borrower, the Administrative Agent and the Lenders party hereto have agreed to amend certain provisions of the Credit Agreement, in each case as more fully set forth herein.

C.         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.           Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Amendment, shall have the meaning ascribed to such term in the Credit Agreement after giving effect to this Amendment.  Unless otherwise indicated, all references to sections in this Amendment refer to sections in the Credit Agreement as amended by this Amendment.

Section 2.           Amendments to Credit Agreement.  Subject to satisfaction of the conditions set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

A.         Section 8.01 of the Credit Agreement is hereby amended to add a new paragraphs (v) and (w) to read as follows:

“(v)       Minimum Production Certificate. Within five Business Days following each Production Test Date (as defined in Section 9.23), the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer setting forth detailed calculations demonstrating compliance with Section 9.23.

(w)         13 Week Cash Flow; Accounts Payable Reporting. On or before 5:00 pm, central time, on August 28, 2026, and on the date of each two-week anniversary of such date occurring thereafter (each, a “Reporting Date”), the Borrower will provide to the Administrative Agent:

(i)         a thirteen (13)-week budget covering the 13-week period commencing on the applicable Reporting Date, which update shall contain line items and any other related information reasonably requested by the Administrative Agent and/or the Majority Lenders, in each case, in form and substance satisfactory to the Administrative Agent and the Majority Lenders (each such updated 13-week budget, as applicable, the “Budget”), and, for each Budget following the initial Budget, a reconciliation against the previously delivered Budget; and

(ii)        a report setting forth accounts receivable and accounts receivable, including aging information on a 0-30, 30-60, 60-90 and 90+ day basis including individual account names and invoice amounts in form and substance satisfactory to the Administrative Agent and the Majority Lenders.

B.         Section 9.01(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Current Ratio. The Borrower will not permit, as of the last day of any fiscal quarter commencing with the fiscal quarter ending March 31, 2025, the Current Ratio as of such date to be less than (i) 0.50 to 1.00, for the fiscal quarter ending June 30, 2026, (ii) 0.40 to 1.00, for the fiscal quarter ending September 30, 2026, (iii) 0.60 to 1.00, for the fiscal quarter ending December 31, 2026, and (iv) 1.00 to 1.00, for each fiscal quarter ending thereafter.”

C.          The following section is hereby added as Section 9.23 of the Credit Agreement:

“Minimum Production. The Borrower will not permit, as of the last day of any calendar month commencing with the calendar month ending August 31, 2026 (the last day of such month, the “Production Test Date”), the aggregate volume of production of Hydrocarbons attributable to the interest of the Borrower and the Restricted Subsidiaries in their respective Oil and Gas Properties on a barrel of oil equivalent basis (x) for operated volumes for the three (3) consecutive calendar month period ending on the last day of the calendar month ending one month prior to the Production Test Date (such three month period, the “Operated Production Measurement Period”) and (y) for non-operated volumes for the three (3) consecutive calendar month period ending on the last day of the calendar month ending two months prior to the Production Test Date (such three month period, the “Non-Operated Production Measurement Period” and together with the Operated Production Measurement Period, the “Applicable Production Measurement Period”) to be less than the volumes set forth on the Minimum Required Volumes table on Schedule 9.23; provided that volumes of operated production for the months of May and June and the volumes of non-operated production for the months of April and May shall each be deemed to be the volumes set forth under the Deemed Volumes table set forth on Schedule 9.23 for the purposes of the foregoing calculations and any subsequent month shall be based on actual produced volumes for such month.

D.         Section 10.01(d) is hereby amended and restated in its entirety to read as follows:

(d)          the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(m), Section 8.01(u), Section 8.01(v), Section 8.01(w), Section 8.02(a), Section 8.03, Section 8.13, Section 8.16, Section 8.19 or in Article IX.

E.         A new Schedule 9.23 (Minimum Production) is hereby added in correct numerical order to the Credit Agreement as set forth on Annex I attached hereto.

Section 3.             Conditions Precedent.  The following are conditions precedent to the effectiveness of this Amendment:

3.1        The Administrative Agent shall have executed and received from Lenders constituting the Majority Lenders, the Borrower and each other Credit Party party hereto, counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of each such Person party thereto.

3.2         The Administrative Agent shall have executed and received from the Borrower and the Lenders (if applicable) counterparts of each fee letter, dated as of the date hereof.

3.3          Immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

3.4        Each representation and warranty contained in Section 4 hereof shall be true and correct in all material respects (except for those which have a materiality qualifier, which are true and correct in all respects as so qualified), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties shall continue to be true and correct in all material respects (except for those which have a materiality qualifier, which shall be true and correct in all respects as so qualified) as of such specified earlier date.

3.5        The Administrative Agent shall have received all fees and other amounts due and payable on or prior to August 14, 2026, including, without limitation, the fees included in the fee letters described in Section 3.2 and reimbursement or payment of all reasonable and documented out-of-pocket fees and expenses in accordance with Section 12.03(a) of the Credit Agreement.

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Section 4.            Representations and Warranties.  In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each of the Borrower and the other Credit Parties hereby represents and warrants to the Administrative Agent and the Lenders that:

4.1        Accuracy of Representations and Warranties.  The representations and warranties of each Credit Party contained in each Loan Document are true and correct in all material respects on and as of the date hereof except to the extent any such representations and warranties (i) are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties continue to be true and correct in all material respects as of such specified earlier date or (ii) are already qualified by materiality, Material Adverse Effect or a similar qualification, in which case, such representations and warranties are true and correct in all respects.

4.2         Due Authorization.  The execution and delivery of this Amendment and the performance of this Amendment and the Credit Agreement by the Borrower and each other Credit Party are within the Borrower’s and such Credit Party’s corporate or limited liability company, as applicable, powers and have been duly authorized by all necessary corporate or limited liability company, as applicable, action and, if required, action by any holders of its Equity Interests (including, without limitation, any action required to be taken by any class of directors, managers or supervisors of the Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of this Amendment).

4.3         Validity and Binding Effect.  This Amendment and the Credit Agreement constitute the valid and binding obligations of the Borrower and each other Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding in equity or law.

4.4         Absence of Defaults.   No Default or Event of Default has occurred that is continuing immediately prior to and after giving effect to this Amendment.

Section 5.             Miscellaneous.

5.1         Confirmation.  The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

5.2        Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

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5.3         No Oral Agreement.  This Amendment, the Credit Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

5.4       GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.5        Payment of Expenses.  The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby in accordance with Section 12.03 of the Credit Agreement.

5.6         Severability.  Any provision of this Amendment which is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

5.7         Loan Document.  This Amendment shall constitute a “Loan Document” under and as defined in Section 1.02 of the Credit Agreement.

5.8        Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

5.9         JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL.  Section 12.09(b), (c) and (d) of the Credit Agreement shall apply to this Amendment, mutatis mutandis.

5.10      General Release; Indemnity. In consideration of, among other things, Administrative Agent’s and the applicable Lenders’ execution and delivery of this Amendment, each of Borrower and the other Credit Parties, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases and discharges each Releasee (as hereinafter defined) from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against any or all of the Lenders in any capacity and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the date hereto, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among Borrower and the other Credit Parties, on the one hand, and any or all of the Lenders, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof.  The receipt by Borrower or any other Credit Party of any Loans or other financial accommodations made by any Lender after the date hereof shall constitute a ratification, adoption, and confirmation by such party of the foregoing general release of all Claims against the Releasees that are based in whole or in part on facts, whether or not now known or unknown, existing on or prior to the date of receipt of any such Loans or other financial accommodations.  In entering into this Amendment, Borrower and each other Credit Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof.  The provisions of this Section shall survive the termination of this Amendment, the Credit Agreement, the other Loan Documents and payment in full of the Obligations.

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Borrower and other Credit Parties each hereby agrees that it shall be, jointly and severally, obligated to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by or on behalf of any Person, including, without limitation, the respective officers, directors, agents, trustees, creditors, partners or shareholders of Borrower, any other Credit Party, or any of their respective Subsidiaries, whether threatened or initiated, in respect of any claim for legal or equitable remedy under any statue, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of the Credit Agreement, the other Loan Documents, this Amendment or any other document executed and/or delivered in connection herewith or therewith; provided, that neither Borrower nor any other Credit Party shall have any obligation to indemnify or hold harmless any Releasee hereunder with respect to liabilities to the extent they result from the gross negligence or willful misconduct of that Releasee as finally determined by a court of competent jurisdiction.  If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower and other Credit Parties each agrees to make the maximum contribution to the payment and satisfaction thereof that is permissible under applicable law.  The foregoing indemnity shall survive the termination of this Amendment, the Credit Agreement, the other Loan Documents and the payment in full of the Obligations.

Each of Borrower and other Credit Parties, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrower or any other Credit Party pursuant to Section 5.10 hereof.  If Borrower, any other Credit Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, Borrower and other Credit Parties, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the day and year first above written.

BORROWER:	PRAIRIE OPERATING CO.

	By:	/s/ Gregory S. Patton
Name: Gregory S. Patton
Title: Chief Executive Officer

Signature Page to
Third Amendment to Amended and Restated Credit Agreement

CREDIT PARTIES:	PRAIRIE OPERATING CO., LLC

	By:	/s/ Gregory S. Patton
Name: Gregory S. Patton
Title: Chief Executive Officer

PRAIRIE OPERATING HOLDING CO., LLC

	By:	/s/ Gregory S. Patton
Name: Gregory S. Patton
Title: Chief Executive Officer

PRAIRIE OPERATING EMPLOYEE CO., LLC

	By:	/s/ Gregory S. Patton
Name: Gregory S. Patton
Title: Chief Executive Officer

OTTER HOLDINGS, LLC

	By:	/s/ Gregory S. Patton
Name: Gregory S. Patton
Title: Chief Executive Officer

PRAIRIE SWD CO., LLC

	By:	/s/ Gregory S. Patton
Name: Gregory S. Patton
Title: Chief Executive Officer

PRAIRIE GATHERING I, LLC

	By:	/s/ Gregory S. Patton
Name: Gregory S. Patton
Title: Chief Executive Officer

Signature Page to
Third Amendment to Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT:	CITIBANK, N.A., as Administrative Agent, a Lender and Issuing Bank

	By:	/s/ Thomas Skipper
Name: Thomas Skipper
Title: Director

Signature Page to
Third Amendment to Amended and Restated Credit Agreement

LENDERS:	KEYBANK NATIONAL ASSOCIATION, as a Lender

	By:	/s/ David M. Bornstein
Name: David M. Bornstein
Title: Senior Vice President

Signature Page to
Third Amendment to Amended and Restated Credit Agreement

MUFG BANK, LTD., as a Lender

By:	/s/ Traci Bankston
Name: Traci Bankston
Title: Authorized Signatory

Signature Page to
Third Amendment to Amended and Restated Credit Agreement

UMB BANK, N.A., as a Lender

By:	/s/ Zachary S. Leard
Name: Zachary S. Leard
Title: Vice President

Signature Page to
Third Amendment to Amended and Restated Credit Agreement

ANNEX I

Schedule 9.23
Minimum Production

Deemed Volumes

	Operated	Non-Operated
April		18,984
May	728,663	15,017
June	602,216

Minimum Required Volumes

Production Test Date	Minimum Production
August 31, 2026	660,550.54
September 30, 2026	680,205.72
October 31, 2026	712,463.17
November 30, 2026	700,763.65
December 31, 2026	672,214.27
January 30, 2027	656,202.32
February 28, 2027	689,011.81
March 31, 2027	663,485.25